UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 16, 2016

The Medicines Company
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 290-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2016, Stuart A. (Tony) Kingsley was appointed President and Chief Operating Officer of The Medicines Company (the “Company”). Mr. Kingsley’s annual base salary will be $650,000, and he will be eligible for an annual cash bonus based on performance targeted at 60% of his base salary. In connection with his appointment, Mr. Kingsley is entitled to a $5,000,000 stock option grant, as well as corporate housing and reimbursement of commuting expenses through at least December 31, 2016.

Mr. Kingsley has entered into an Invention & Non-Disclosure Agreement and a Non-Solicitation Agreement. Pursuant to the Non-Solicitation Agreement he has agreed not to solicit employees during the term of his employment and for a period of one year after his termination. Mr. Kingsley has also entered into a severance agreement, in a form substantiality similar to that entered into with the Company’s other executive officers, pursuant to which upon a qualifying termination (without cause or for good reason, as such terms are defined in the agreement), he would receive, subject to execution of a general release, a severance payment (equal to one year of annual base salary in the event of a qualifying termination prior to change in control and one-and-a-half years of annual base salary plus bonus target in the event of a qualifying termination during the one-year period following a change in control), reimbursement of health care premiums, payment of reasonable outplacement assistance and accelerated equity award vesting (one year of accelerated vesting in the event of a qualifying termination prior to change in control and acceleration of all outstanding equity awards in the event of a qualifying termination during the one-year period following a change in control).

Mr. Kingsley, age 52, was Executive Vice President, Global Commercial Operations at Biogen from November 2011 to February 2016. From January 2010 to November 2011, Mr. Kingsley served as Biogen’s Senior Vice President, U.S. Commercial Operations. Prior to Biogen, Mr. Kingsley served as Senior Vice President and General Manager of the Gynecological Surgical Products business at Hologic, Inc., and as Division President, Diagnostic Products, at Cytyc Corporation. Earlier in his career, Mr. Kingsley was a Partner at McKinsey & Company focusing on the biotechnology, pharmaceutical and medical device industries. Mr. Kingsley has been a director of Proteon Therapeutics since October 2015.

The Company issued a press release with respect to Mr. Kingsley’s appointment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits
(d)    Exhibits

99.1    Press release dated May 16, 2016 entitled “The Medicines Company Appoints Tony Kingsley as President and Chief Operating Officer”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY
Date:  May 18, 2016
By:    /s/ Stephen M. Rodin
Stephen M. Rodin
Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press release dated May 16, 2016 entitled “The Medicines Company Appoints Tony Kingsley as President and Chief Operating Officer”